Exhibit 99.2

CIBER, Inc.

5251 DTC Parkway, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

For Immediate Release	Contacts:	Jennifer Matuschek	Diane Stoner
		VP/Investor Relations	Media Relations
		303-220-0100	303-220-0100
		jmatuschek@ciber.com	dstoner@ciber.com

CIBER APPOINTS NEW EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER

Peter Cheesbrough to Start October 31, 2007

GREENWOOD VILLAGE, Colorado — October 24, 2007 — CIBER, Inc. (NYSE: CBR), today announced that Peter Cheesbrough will join the company on October 31, 2007 as Executive Vice President/Chief Financial Officer.

                “Peter is well known to us.  He has been serving on our Board of Directors and as Chair of our Audit Committee since 2002,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.  “We have come to know Peter as a man of very high integrity and a skilled communicator.  His familiarity with our business model from a Director’s perspective will give him a head start at our accounting and financial tasks.  Peter will remain on CIBER’s Board and we will separately announce a new Director and Audit Committee Chair.”

                Mr. Cheesbrough was born in England, where he became a Chartered Accountant working for Coopers & Lybrand, which later became PricewaterhouseCoopers.  He moved to Canada with Coopers & Lybrand in 1975.  He joined Echo Bay Mines in 1983 and moved to Denver in 1991.  After several promotions, he became CFO of this publicly held company from 1993 until 1999.  He held several Denver area financial positions before joining Navigant Biotechnologies in 2002 as Chief Financial Officer; he was promoted to VP & General Manager in 2005 where he has served until now.  He and his wife, Elizabeth, reside in the Denver area.

                “I am very pleased to join CIBER as its CFO.  I have known the Company and its management team from a different perspective, but I look forward to helping CIBER from the inside and returning to my financial training activities.  CIBER’s diverse model, increasing revenue and earnings and NYSE history are certainly strengths to build on.  I look forward to working with our research analysts and investors on the outside and employees on the inside,” said Cheesbrough.

                Bob Stevenson, CIBER’s Chairman and Founder, added, “Peter is a class guy, respected by his peers on our Board of Directors.  While we need to move his Board Audit Committee duties to a new Director, we now have his skill on the Board as well as every day.  With Europe approaching 30% of CIBER’s business model, his roots and perspectives are even more valuable.  This is a win-win for CIBER.”

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international system integration consultancy with superior value-priced services for both private and government sector clients. CIBER’s global delivery services are offered on a project or strategic staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., the company now serves client businesses from over 60 US offices, 20 European offices and five offices in Asia.  Operating in 18 countries, with over 8,000 employees and annual revenue of approximately $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, ALWAYS ABLE. www.ciber.com

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2007.